AGREEMENT OF EMPLOYMENT

         THIS AGREEMENT, effective as of July 8, 1996 (this "Agreement"), is entered into by and between Eco Specialty, Inc., a Delaware corporation ("Employer"), a wholly owned subsidiary of Eco Soil Systems, inc., a Nebraska corporation ("Eco"), and David Schermerhorn (the "Employee").

                                    RECITALS

         A. Employer is a Delaware corporation engaged in the general business of turf and crop maintenance products sales and service.

         B. Contemporaneously with the execution of this Agreement, Turf Specialty, Inc., a New Hampshire corporation, of whom Employee was a shareholder, was merged with and into Eco Specialty, Inc., a Delaware corporation (the merger"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement).

         C. Employer desires to employ Employee in order to retain his experience, skills, abilities, background and knowledge of the business of Employer.

         D. Employee desires to be employed by Employer and is willing to do so on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

                                    COVENANTS

         1.       Employment.

                  Employer hereby employs Employee and Employee hereby accepts employment with Employer pursuant to the terms and provisions of this Agreement.

         2.       Effective Date.

                  The effective date of this Agreement shall be July 8, 1996.

         3.       Term.

                  Employee's employment under this Agreement shall commence as of the effective date of this Agreement and shall continue in full force for a term of three (3) years, expiring at midnight on July 8, 1999, unless earlier terminated in the manner specified in Section 20 of this Agreement (hereinafter referred to as the term"). The parties may by mutual agreement reduced to writing extend this Agreement upon terms mutually agreed upon by the parties.

         4.       Title.

                  Employee's title during the Term shall be Senior Vice President and Co-General Manager.

         5.       Duties of Employee.

                  5.1      Duties During Test Period.

                  During the Test Period (as that term is defined in the Merger Agreement), it is the intention of Employer and Eco that Employer be operated as a free-standing and independent subsidiary of Eco. In order to achieve this, Employee (together with his counterpart, Kevin Lyons ("Lyons"), who is being employed by Employer under a separate employment agreement) is hereby vested with day to day operational control over Employer during the Test Period. In cooperation with Lyons, Employee shall be responsible for the proper and efficient running, management and promotion of the business, affairs, and interests of Employer. Without limiting the generality of the foregoing, during the Test Period Employee shall have complete authority in conjunction with Lyons, without having to secure the approval or consent of Employer, to take all actions necessary for the operation of the Employer as a going business, including but not limited to, hiring and firing employees of Employer, establishing and administering benefit plans for its employees, entering into contracts for the purchase and sale of Employer's inventory, executing appropriate contracts with vendors and customers, purchasing and selling or otherwise disposing of Employer's equipment, maintaining personal contact with Employer's customers and vendors, establishing (where necessary) and utilizing credit facilities for the needs of Employer, and taking any and all other actions that are deemed by Employee, in his reasonable good faith judgment, to be in the best interests of Employer. Employer shall not interfere with Employee's exercise of autonomy during the Test Period. It shall be the sole responsibility of Employee and Kevin Lyons to divide their specific duties between themselves as they, in their collective judgment, deem appropriate. The provisions of Section 19 of the Merger Agreement are hereby incorporated by reference as covenants of the Employer.

         6.       Duties Following Test Period.

                  Employee's duties following the Test Period shall be as mutually agreed upon by the parties, taking in account Employee's level of experience, expertise and knowledge of Employer's business and his status as a senior executive of Employer. Once agreed upon by the parties, those duties shall be set forth in a duly executed Amendment to this Agreement.

         7.       Devotion to Employer's Business.

                  During Employee's employment hereunder, unless prevented by ill health or accident and except during vacation and holidays permitted by this Agreement, Employee shall devote his full-time and best efforts to the performance of his duties as set forth herein.

         8.       Competitive Activities.

                  8.1 During the Term of this Agreement and for a period of five
(5) years thereafter, Employee shall not directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Shareholder (except as otherwise provided in Section 8.3 below and except as a ten percent (10%) or less shareholder in a publicly held company), Corporate Officer, Director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner with the business of Employer as it exists when Employee's employment under this Agreement terminates. Such agreement not to compete shall include such activities in any country, state or county, in which Employer conducts business.

                  8.2 The parties intend that this covenant not to compete be construed in the broadest possible manner. If any court should rule that the territorial scope of this covenant not to compete is overbroad, and that any city, county, state, political subdivision of any state, or country, specified is not permissibly within the scope of the covenant not to compete, this covenant not to compete shall be narrowed so that its territorial scope would be limited to the maximum geographical area permitted by law, and shall remain effective and enforceable with respect to each other specified city, county, state, territory and country.

                  8.3 Notwithstanding the foregoing, Employer and Eco are aware that Employee has an ownership interest in Advanced Agronomics, Inc., a Massachusetts corporation ("Argonomics"). Employee is not active in the business affairs of Argonomics. Employee and Eco are also aware that Employee has an ownership interest in and is active in the business of Universal Turf, Inc., a Massachusetts corporation. Employer and Eco recognize that Employee will continue to maintain his ownership interest in Argonomics and his ownership interest in and business activity with Universal during the Term hereof, and have agreed that under no circumstances Still such ownership and/or activity by Employee be construed as a breach by Employee of this Section 8. Employee shall, however, continue to be obligated to devote his full-time and best efforts to Employer as required under Section 7 above.

                  8.4 Employee's obligations under this Section 8 shall cease immediately without recourse to Employer in any of the following events:

                  (a) Employee terminates his employment hereunder pursuant to either Section 20.1 (b) or Section 20.1 (f) below;

                  (b) Employer terminates Employee's employment hereunder pursuant to Section 20.1 (c)below;

                  (c) Employer does not renew Employee's employment following expiration of the Term on at least as favorable terms as are provided for hereunder.

In all other events, Employee's obligations under this Section 8 shall continue.

         9.       Trade Secrets.

                  The parties acknowledge and agree that during the Term Employee shall have access to and become acquainted with information concerning operations and products of Employer and ECO not generally known to the public, and that such confidential information constitutes Employer's trade secrets. Employee specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way during the term of this Agreement or at any time thereafter. The term "trade secrets" as used in this Section 9 shall not apply to any information that is presently or becomes lawfully available to the general public through a source other than Employee or Employee's agent, representative, or a person who acquired the information from Employee. Notwithstanding the foregoing, Employee may make disclosure of "trade secrets":

                  (a) in response to legal process issued in connection with any judicial or administrative proceeding; and

                  (b) in prosecuting or defending litigation concerning this Agreement to the tribunal before which the matter is pending.

         10.      Base Compensation.

                  The compensation to be paid to Employee during the Term shall be as follows:

                  10.1 During the period commencing on the effective date of this Agreement and ending at midnight on December 31, 1996 (the "Initial Period"), Employee shall receive a minimum annualized base salary of Eighty Thousand Dollars ($80,000), payable in equal installments every two weeks, less withholding and other mandatory wage deductions. Employer shall, at Employee's direction and in Employee's sole and absolute discretion, raise Employee's annualized base salary during the Initial Period to One Hundred Sixty-Five Thousand Dollars ($165,000). In no event shall Employee be entitled to carry-over beyond the Initial Period any salary that he would have been entitled to receive during the Initial Period had he exercised his discretion set forth in the immediately preceding sentence. Following the Initial Period, and during the balance of Employee's employment with Employer hereunder, Employee shall, receive a minimum annualized base salary of One Hundred Sixty-Five Thousand Dollars ($165,000), payable in equal installments every two weeks, less withholding and other mandatory wage deductions.

                  10.2 Any change in Employee's base compensation set forth in
Section 10.1 above shall be reflected by a written endorsement attached to this Agreement and signed by Employee and a duly authorized officer of Employer.

         11.      Incentive Compensation.

                  Employee shall be entitled to participate in incentive compensation programs as may from time to time be established for similarly situated employees of Employer, Eco or Eco affiliates.

         12.      Business Expenses.

                  Subject to compliance by Employee with such policies regarding expenses and expense reimbursement as may be adopted from time to time by Employer, Employee is authorized to incur reasonable expenses in the performance of his duties hereunder in furtherance of the business and affairs of Employer. Employer shall reimburse Employee for all such reasonable expenses, in all cases upon the presentation by Employee of an itemized account satisfactory to the Company in substantiation of the expenses when claiming reimbursement.

         13.      Locus of Duties; Facilities.

                  Employee shall perform his duties hereunder at Employer's premises in Londonderry, New Hampshire and shall not be required to relocate from Brimfield, Massachusetts. Employee shall undertake such travel both within the United States and abroad and in such manner and on such occasions as may be reasonably necessary for the effective discharge of his duties under this Agreement, as to which Employee shall be the final arbiter. Employee shall be reimbursed for the expenses incurred by him in connection with all such travel in accordance with the provisions of Section 12 above. The Employer shall provide Employee with an office consistent with that which Employee had prior to the merger of Turf with Employer, appropriate office equipment, supplies, stenographic and other employee services, and all other facilities and services suitable to Employee's position and necessary and customary for the performance of his duties.

         14.      Fringe Benefits.

                  During the term of his employment hereunder, Employee shall be entitled to participate in employee benefit plans or programs established by Employer to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible to participate, subject to regulations and criteria applicable thereto.

         15.      Medical Insurance.

                  Employer agrees to provide Employee with suitable medical and disability insurance commensurate with what Employee was receiving just prior to entering into this Agreement, as more particularly set forth on Exhibit A attached hereto.

         16.      Vacations.

                  Employee shall be entitled to four (4) weeks vacation each employment year during which this Agreement remains in effect, without loss of compensation. The Employee may be absent from his employment for vacation at such time or times as the Board of Directors shall approve. If the Employee is unable, for any reason, to take the total amount of vacation time authorized during any employment year, he may accrue that time or may, in his discretion, receive cash payment in an amount equal to the amount of annual salary attributable to that period of time. Employee shall also be entitled to such holidays as the Board of Directors of Employer establish for the employees of Employer.

         17.      Sickness.

                  Employer acknowledges that Employee may at any time be prevented by illness or accident or other incapacity from properly performing his duties under this Agreement. Employee shall receive normal pay, without reduction, for a reasonable number of days missed as a result of illness.

         18.      Automobile.

                  Employee shall be entitled to the use of an automobile provided by Employer, without charge, for the purpose of performing his duties under this Agreement. Employer shall pay all expenses, including but not limited to, gas, oil, insurance, maintenance, and repair, incurred by Employee in connection with the operation of the vehicle. The automobile provided by Employer to Employee under this Section 17 shall at all times be equivalent to the automobile utilized by Employee in connection with the business of Turf prior to the Merger.

         19.      Loan to Employee.

                  Pursuant to Section 3.4 of the Merger Agreement, Employer has agreed to make a Post-Closing Loan (as that term is defined in the Merger Agreement) to Employee.

         20.      Termination.

                  20.1 Employee's employment with Employer under this Agreement, Employee's salary and other rights of Employee under this Agreement or otherwise as an employee of Employer may be terminated (except as to salary, benefits and rights accrued prior to such termination): (a) by Employer for cause upon thirty
(30) days written notice (for purposes hereof, "cause" refers to dishonesty or fraud; conviction of a felony or a crime involving embezzlement, theft or other conversion of property, or Employee's breach of Section 8 hereof); (b) by either Employer or Employee, if the other party is in material violation of the other terms and conditions of this Agreement, but then only if the material violation is not cured to the satisfaction of the non-breaching party within thirty (30) days of the non-breaching party notifying the breaching party of the violation;
(c) by Employer without cause upon sixty (60) days written notice; (d) by Employee for any reason upon sixty (60) days written notice; (e) by Employer in the event of Employee's continuing physical or mental disability of Employee which prevents Employee from performing any material part of his duties hereunder for a period in excess of one (1) year; (f) by Employee, immediately and without notice if Eco defaults on its obligations to either Employee or Lyons under the Purchase Notes (as that term is defined in the Merger Agreement) and the default is not (i) cured within relevant grace periods (if any), or (ii) waived in writing by the Payee of the Purchase Note; or (g) in all events, if not terminated earlier, on June 30, 1999.

                  20.2 In all events of termination as set forth in Section 20.1 above, any amount then outstanding under any promissory note to which Employee is Payee executed in connection with the Merger Agreement (the "Promissory Notes") shall become immediately due and payable to Employee. Notwithstanding the foregoing, Employee shall have the right to offset dollar for dollar any amounts then outstanding under the Promissory Notes against amounts then owed by him under the Loan.

         21.      Indemnification.

                  Employee shall not be liable, responsible or accountable in damages or otherwise to Employer, and Employer shall indemnify, defend and save harmless Employee from, any loss, damage, claim, liability, cost or expense arising in connection with the performance of his duties hereunder, or any act or omission performed or omitted by Employee in good faith on behalf of Employer and in the reasonable belief of Employee that his conduct was not opposed to the best interests of Employer; provided, however, that (a) Employee shall not have been determined to have committed fraud, gross negligence or willful misconduct with respect to such act or omission, and (b) the satisfaction of any such indemnification shall be from, and only to the extent of, Employer's assets. Any act or omission of Employee, or of any of his employees or agents, upon the advice of legal counsel shall be deemed to have been performed or omitted in good faith. ECO Soil Systems, Inc., the parent of Employer shall guarantee Employer's indemnity obligations under this Section 21.

         22.      Notices.

                  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally to the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

            To Employer:      ECO SPECIALTY, INC.
                              c/o William B. Adams
                              10890 Thornmint Road, #200
                              San Diego, CA  992127

            To Employee:      DAVID SCHERMERHORN
                              264 Little Alum Road
                              Brimfield, MA  010010

         23.      Arbitration.

                  Any controversy between Employer and Employee regarding the construction or application of any of the terms, provisions, or conditions of this Agreement shall, upon written request of either party served on the other be submitted to arbitration in accordance with Section 20.21 of the Merger Agreement.

         24.      Entire Agreement.

                  This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to Employee's employment with Employer, other than Section 3.4 of the Merger Agreement which remains in full force and effect. Each party to this Agreement acknowledges that they have read and understood this Agreement and that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party or anyone acting on behalf of either party, which are not embodied herein, and that no agreement, statement, or promise not contained in this Agreement shall be valid or binding.

         25.      Modifications.

                  Any modification of this Agreement will be effective only if it is in writing and signed by all parties.

         26.      Severability

                  Should any provision in this Agreement be declared invalid, void or unenforceable, then such portion shall be deemed to be severable from this instrument and shall not affect the remainder thereof.

         27.      Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Hampshire without giving effect to the principals of conflict of law thereof.

         28.      Binding Upon Successors.

                  This instrument shall be binding upon and inure to the benefit of the personal and legal representatives, successors and assigns, except as restricted in Section 29 below, of the parties hereto and also upon the heirs, executors and administrators of the individual persons executing this instrument.

         29.      Non-Assignability Clause.

                  It is agreed that neither Employee nor any other designee or successor, other than the estate of Employee, shall have any right to commute, sell, assign, transfer, encumber or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-assignable and nontransferable, and any attempt to do such shall be null and void.

         30.      Cumulative Rights.

                  The various rights, options, elections, powers and remedies of a party or parties to this instrument shall be construed as cumulative and no one of them exclusive of any others or of any other legal or equitable remedy which said party or parties might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by a party or parties shall not in any way impair his rights to any other right or remedy until all obligations imposed on a party or parties have been performed.

         31.      Time.

                  Time is of the essence of this Agreement.

         32.      No Waiver of Default.

                  No waiver of default by any party or parties hereto shall be implied from any omission by a party or parties to take any action on account of such default if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this instrument by a party or parties shall not be construed to be a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by any party or parties shall be deemed to waive or render unnecessary the consent to or approval of said party or parties of any subsequent or similar acts by a party or parties.

         33.      Attorney's Fees.

                  If any action at law or equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements, in addition to any other relief to which he or it may be entitled.

         34.      Counterparts.

                  This Agreement may be executed in one or more counterparts, all of which together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the dates below.

                                    EMPLOYER:

                                    ECO SPECIALTY, INC.
                                    a Delaware corporation


                                    By: /s/ William B. Adams
                                        ------------------------------------
Dated:  July 3, 1996                    President


                                    EMPLOYEE:

                                    /s/ David Schermerhorn
                                    ----------------------------------------
Dated:  July 8, 1996                David Schermerhorn

                                    GUARANTOR:

                                    ECO SOIL SYSTEMS, INC.
                                    as Guarantor of Employer's obligations
                                    under Section 21


                                    By: /s/ William B. Adams
                                        ------------------------------------
Dated:  July 3, 1996                    CEO